Calculation of Filing Fee Tables
F-3
MindWalk Holdings Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Shares, no par value per share	415(a)(6)						F-3	333-273197	07/14/2023
Carry Forward Securities		Equity	Preferred Shares, no par value per share	415(a)(6)						F-3	333-273197	07/14/2023
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						F-3	333-273197	07/14/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						F-3	333-273197	07/14/2023
Carry Forward Securities		Other	Units	415(a)(6)						F-3	333-273197	07/14/2023
Carry Forward Securities		Other	Subscription Receipts	415(a)(6)						F-3	333-273197	07/14/2023
Carry Forward Securities	1	Unallocated (Universal) Shelf		415(a)(6)			$ 250,000,000.00			F-3	333-273197	07/14/2023	$ 23,248.64
			Total Offering Amounts:				$ 250,000,000.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	Note 1.a. The amount to be registered consists of up to $250,000,000 of an indeterminate amount of common shares, preferred shares, debt securities, warrants, units, and subscription receipts. There is also being registered hereunder such currently indeterminate number of (i) common shares or other securities of the registrant as may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred shares registered hereby, or (ii) preferred shares, common shares, debt securities, units or subscription receipts as may be issued upon exercise of warrants registered hereby, as the case may be. Any securities registered hereunder may be sold separately or as units with the other securities registered hereunder. Note 1.b. The proposed maximum aggregate offering price per unit will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder. Note 1.c. Estimated solely for purposes of computing the registration fee. No separate consideration will be received for (i) common shares or other securities of the registrant that may be issued upon conversion of, or in exchange for, convertible or exchangeable debt securities and/or preferred shares registered hereby, or (ii) preferred shares, common shares, debt securities or units that may be issued upon exercise of warrants registered hereby, as the case may be. Note 1.d. The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act. Note 1.e. On July 11, 2023, the Registrant filed a registration statement on Form F-3 (File No. 333-273197), initially effective on July 14, 2023 (the "Prior Registration Statement"), to register securities with an aggregate maximum offering price of $300,000,000 and paid a registration fee of $23,248.64 in connection therewith. As of the date of this registration statement, an aggregate of $287,012,340 of securities registered on the Prior Registration Statement are unsold (the "Unsold Securities"). Pursuant to Rule 415(a)(6), $250,000,000 of such unsold securities are being moved from the Prior Registration Statement to this registration statement and the registration fee of $23,248.64 previously paid by the Registrant relating to the Unsold Securities included on this registration statement will continue to be applied to such Unsold Securities and are hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. As a result, no filing fee is being paid herewith. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the Registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this registration statement the updated number of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of additional new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date